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Exhibit 10.19

HireRight, Inc. 2007 Long-Term Incentive Plan

Stock Option Agreement

        THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of August    , 2007 (the "Grant Date"), by HireRight, Inc., a Delaware corporation (the "Company").

        1.    Grant of Option.    The Company hereby grants to                        , an individual (the "Grantee") an option (the "Option") to purchase            shares of common stock of the Company, par value $0.01 per share (the "Shares"), at an exercise price of $            per Share (the "Exercise Price"). The Option is a non-qualified stock option and is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the "Code").

        2.    Subject to the Plan.    This Agreement is subject to the provisions of the HireRight, Inc. 2007 Long-Term Incentive Plan (the "Plan"), and, unless the context requires otherwise, defined terms used herein shall have the same meaning as in the Plan. In the event of a conflict between the provisions of the Plan and this Agreement, the Plan shall control.

        3.    Term of Option.    Unless the Option terminates earlier pursuant to the provisions of this Agreement, the Option shall expire on calendar day immediately preceding the tenth anniversary of the Grant Date.

        4.    Vesting.

        (a)   The Option shall initially be for unvested Shares. Except as otherwise provided in this Agreement, the Option shall be exercisable for vested Shares only.

        (b)                            (      %) of the Shares shall become vested Shares            months following the Grant Date, provided that the Grantee has continuously been an Employee (as defined in the Plan) during such time. The balance of the Shares shall become vested Shares in a series of            (      )  successive, equal monthly installments upon the Grantee's completion of each additional month as an Employee over the            month period measured from the            anniversary of the Grant Date.

        5.    Exercise of Option

        (a)    Manner of Exercise.    To the extent vested, the Option may be exercised, in whole or in part, (i) by using the Company's online option exercise feature through E*TRADE or any other cashless exercise method approved by the Compensation Committee, or (ii) by delivering a written notice to the Company in accordance with paragraph (g) of Section 8 in such form as the Company shall require from time to time. Such notice shall specify the number of Shares subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Exercise Price of such Shares in a manner permitted under the terms of Section 5.5 of the Plan, except that payment with previously acquired Shares may be only be made with the consent of the Committee. The Option may be exercised only in multiples of whole Shares and no partial Shares shall be issued.

        (b)    Issuance of Shares.    Upon exercise of the Option and payment of the Exercise Price for the Shares as to which the Option is exercised, the Company shall issue to the Grantee the applicable number of Shares in the form of fully-paid and nonassessable Shares.

        (c)    Withholding.    No Shares will be issued on exercise of the Option unless and until the Grantee pays to the Company, or makes satisfactory arrangements with the Company for payment of, any federal, state or local taxes required by law to be withheld in respect of the exercise of the Option. The Grantee hereby agrees that the Company may withhold from the Grantee's wages or other remuneration any applicable taxes. At the discretion of the Company, the applicable taxes may be withheld in kind from the Shares otherwise deliverable to the Grantee on exercise of the Option.

        6.    Termination of Option

        (a)    Termination of Employment Other Than Due to Retirement, Death, Disability or Cause.    Unless the Option has earlier terminated or has been assumed by another company or entity in connection with a Change in Control, the Option granted to the Grantee shall terminate in its entirety, regardless of whether the Option is vested, upon the earlier of (i) ninety (90) days after the date the Grantee ceases to be an Employee for any reason other than the Grantee's Retirement, death, Disability or termination for Cause; or (ii) the end of the term of the Option pursuant to Section 3.

        (b)    Retirement.    Unless the Option has earlier terminated, upon the Retirement of the Grantee, the Option shall continue in effect until the earlier of (i) one (1) year after the Grantee's Retirement or (ii) the expiration of the Option's term pursuant to Section 3. For purposes of this Agreement, "Retirement" shall mean termination of the Grantee's employment with the Company and its Subsidiaries if (i) the Grantee has been an Employee for at least sixty continuous (60) months, and (ii) the Grantee is at least age 60 at the time of such Retirement.

        (c)    Death.    Upon the Grantee's death, unless the Option has earlier terminated, the Grantee's executor or personal representative, the person to whom the Option shall have been transferred by will or the laws of descent and distribution, or such other permitted transferee, as the case may be, may exercise the Option in accordance with Section 5(a), to the extent vested as of the date of death, provided that such exercise occurs within the earlier of twelve (12) months after the date of the Grantee's death or the end of the term of the Option pursuant to Section 3, whichever is earlier.

        (d)    Disability.    In the event that the Grantee ceases to be an Employee by reason of Disability, unless the Option has earlier terminated, the Option may be exercised, in accordance with Section 5(a), to the extent vested as of the date Employee ceases to be an Employee, provided that such exercise occurs within six (6) months after the date Grantee ceases to be an Employee or the end of the term of the Option pursuant to Section 3, whichever is earlier. For purposes of this Agreement, "Disability" shall mean the Grantee's becoming disabled within the meaning of Section 22(e)(3) of the Code, or as otherwise determined by the Committee in its discretion. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate and the Committee's determination as to whether the Grantee is Disabled shall be final and binding on all parties concerned.

        (e)    Termination for Cause.    Upon the termination of Grantee as an Employee for Cause, unless the Option has earlier terminated, the Option shall immediately terminate in its entirety and shall thereafter not be exercisable to any extent whatsoever. For purposes of this Agreement, except as otherwise provided in a written employment, severance or change in control agreement between the Grantee and the Company or a severance or change in control plan of the Company covering the Grantee, "Cause" shall mean: a finding by the Committee that the Grantee (i) has breached his or her employment agreement with the Company (if any), or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment, or (ii) has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, or (iii) has breached any written noncompetition or nonsolicitation agreement between the Grantee and the Company or (iv) has engaged in such other behavior that the Committee determines is detrimental to the interests of the Company and its stockholders.

        (f)    Extension of Exercise Period.    Notwithstanding any provisions of paragraphs (a), (b), (c) or (d) of this Section to the contrary, if exercise of the Option following termination of employment during the time period set forth in the applicable paragraph or sale during such period of the Shares acquired on exercise would violate any of the provisions of the federal securities laws (or any Company policy related thereto), the time period to exercise the Option shall be extended until the later of (i) forty-five (45) days after the date that the exercise of the Option or sale of the Shares acquired on exercise would not be a violation of the federal securities laws (or a related Company policy), or (ii) the end of the time period set forth in the applicable paragraph.

        7.    Change in Control.

        (a)    Effect on Option.

          (i)    If this Option is assumed in connection with a Change in Control (as defined in the Plan) or otherwise continued in effect, then this Option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Grantee in consummation of such Change in Control had the Option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the exercise price, provided the aggregate exercise price shall remain the same.

          (ii)   In the event of a Change in Control, to the extent the successor Company assumes or substitutes for the Option on substantially the same terms and conditions (which may include providing for settlement in the common stock of the successor Company), if within 18 months following the date of the Change in Control, the Grantee is terminated as an Employee without Cause or Grantee resigns as an Employee for Good Reason, the Option shall become fully vested and exercisable, and may be exercised by the Grantee at any time until the earlier of (A) the first anniversary of Grantee's termination as an Employee, or (B) the end of the term of the Option pursuant to Section 3

          (iii)  In the event of a Change in Control, to the extent the successor Company does not assume or substitute for the Option on substantially the same terms and conditions (which may include settlement in the common stock of the successor Company), the Option shall (A) vest and become exercisable on the day immediately prior to the date of the Change in Control if the Grantee is then employed by the Company or a Subsidiary and (B) terminate on the date of the Change in Control.

          (iv)  This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        (b)    Good Reason.    For purposes of this Agreement, except as otherwise provided in paragraph (c) of this Section, "Good Reason" shall mean any of the following that results in a material negative change to Grantee: (i) a reduction in the scope of Grantee's duties and responsibilities or the level of management to which Grantee reports; (ii) a reduction in Grantee's level of annual salary or benefits without Grantee's prior written consent; (iii) a relocation of Grantee more than thirty-five (35) miles outside of Grantee's residence as of the date of the Change in Control; (iv) a material breach of an provision of Grantee's Change In Control Agreement by the Company, or (iv) the failure of the Company to have a successor entity to specifically assume this Agreement.

        (c)    Other Agreement or Plan.    The provisions of this Section (including the definitions of Cause and Good Reason), shall be superseded by the specific provisions, if any, of a written employment or severance agreement between the Grantee and the Company or a severance plan of the Company covering the Grantee.

        8.    Miscellaneous.

        (a)    No Rights of Stockholder.    The Grantee shall not have any of the rights of a stockholder with respect to the Shares subject to this Option until such Shares have been issued to him upon the due exercise of the Option.

        (b)    Nontransferability of Option.    Except to the extent and under such terms and conditions as determined by the Committee, the Option shall be nontransferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Grantee, the Option may be exercised only by the Grantee or, during the period the Grantee is under a legal disability, by the Grantee's guardian or legal representative.

        (c)    Severability.    If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.

        (d)    Governing Law.    This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, other than its conflict of laws principles.

        (e)    Headings.    The headings in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

        (f)    No Right to Employment.    The grant of the Option shall not be construed as giving Grantee the right to be retained in the employ of, or if Grantee is a director of the Company or an affiliate, as giving the Grantee the right to continue as a director of the Company or an affiliate of the Company, nor will it affect in any way the right of the Company or an affiliate to terminate such employment or position at any time, with or without cause. In addition, the Company or an affiliate may at any time dismiss Grantee from employment, or terminate the term of a director of the Company or an affiliate, free from any liability or any claim under the Plan or the Agreement. Nothing in the Agreement shall confer on any person any legal or equitable right against the Company or any affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an affiliate. The Option granted hereunder shall not form any part of the wages or salary of Grantee for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any affiliate be entitled to any compensation for any loss of any right or benefit under the Agreement or Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, Grantee shall be deemed to have accepted all the conditions of the Plan and the Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

        (g)    Notices.    All notices required or permitted under this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by registered or certified mail, postage prepaid. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Grantee shall be addressed to Grantee at the address of record provided to the Company by Grantee in connection with Grantee's employment with or services provided to the Company. The Company or the Grantee may by writing to the other party, designate a different address for notices. If the receiving party consents in advance, notice may be transmitted and received via facsimile or via such other electronic transmission mechanism as may be available to the parties. Such notices shall be deemed given when received.

        (h)    Entire Agreement; Modification.    The Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

        (i)    Consultation With Professional Tax and Investment Advisors.    Grantee acknowledges that the grant, exercise and vesting with respect to this Option, and the sale or other taxable disposition of the Shares, may have tax consequences pursuant to the Code or under local, state or international tax laws. Grantee further acknowledges that Grantee is relying solely and exclusively on Grantee's own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives). Grantee understands and agrees that any and all tax consequences resulting from the Option and its grant, exercise and vesting, and the sale or other taxable disposition of the Shares, is solely and exclusively the responsibility of Grantee without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse Grantee for such taxes or other items.

        (j)    Acceptance of Option.    By accepting receipt of this Agreement, Grantee hereby agrees to the terms and conditions set forth in this Agreement and the Plan with respect to the Option and any Shares issued as a result of the exercise of the Option, in whole or in part.

IN WITNESS WHEREOF, the Company has executed this Agreement and caused this Option to be issued to Grantee on the Grant Date set forth in the first paragraph above.

HIRERIGHT, INC.
By:
Print Name:
Title:

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  Exhibit 10.19
HireRight, Inc. 2007 Long-Term Incentive Plan Stock Option Agreement